Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard ● North Huntingdon, PA 15642 ● (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Reports 2016 Fourth Quarter

and Full Year Results

•	Machine revenue grew 36% in 2016, driving total revenue up 18% to $48 million

•	Gross margin of 29.6% in 2016, up from 20.7% in 2015

•	Backlog of $19.7 million at year end

NORTH HUNTINGDON, PA, March 16, 2017 – The ExOne Company (NASDAQ: XONE) (“ExOne” or “the Company”), a global provider of three-dimensional (“3D”) printing machines and 3D printed and other products, materials and services to industrial customers, reported financial results today for the fourth quarter and year ended December 31, 2016.

ExOne continued to see sustained growth in revenue in 2016, up 18% over 2015, driven by the sale of large format indirect machines. Machine revenue grew 36% and non-machine revenue grew 8%. This 2016 full year momentum is underwritten by sales of the Company’s S-Max® machines, which are setting the standard in the industry.

Fourth Quarter Revenue – Non-machine Revenue Rebounds

	Quarter Ended				Year Ended
	December 31,				December 31,
(in millions)	2016		2015		2016		2015
Revenue by Product Line
3D Printing Machines:
3D Printing Machines - third parties	$7.5	51%	$9.5	58%	$21.0	44%	$14.1	35%
3D Printing Machines - related parties	—	0%	0.1	1%	—	0%	1.4	3%

	7.5	51%	9.6	59%	21.0	44%	15.5	38%

3D Printed and Other Products, Materials and Services (“Non-machine”):
3D Printed and Other Products, Materials and Services - third parties	7.1	49%	6.6	41%	26.7	56%	24.8	62%
3D Printed and Other Products, Materials and Services - related parties	0.0	0%	—	0%	0.1	0%	0.1	0%

	7.1	49%	6.6	41%	26.8	56%	24.9	62%

Total Revenue	$14.6	100%	$16.2	100%	$47.8	100%	$40.4	100%

Consolidated revenue for the 2016 fourth quarter was down 10%, compared with the prior-year. Machine revenue decreased by $2.1 million, compared with a strong 2015 fourth quarter. Non-machine revenue increased by $0.5 million, or 7%, demonstrating a steady increase in the adoption of our binder jetting technology.

“We are pleased with the progress made in 2016, evidenced by solid growth in machine revenue. While expected recognition of revenue on certain machines slipped from the 2016 fourth quarter into 2017, we are not discouraged by the comparison to a strong 2015 fourth quarter. We have made a considerable effort to understand in what stage of adoption our customers are, with respect to our binder jet printing technology, and believe that 2017 marks an inflection point in our evolution. We have customers who

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The ExOne Company Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

were in the early stages of adoption two years ago and are now reaching more advanced stages, as they discover that our equipment can bring sustainable and differential value to their businesses. This encourages us about our potential for growth,” stated Jim McCarley, ExOne’s Chief Executive Officer.

Fourth Quarter Operations – Lower Machine Revenue Impacts Results

($ in millions, except per-share amounts)	Q4 2016	Q4 2015	Change	% Change
Gross profit	$5.2	$6.1	($0.9)	(14%)
Gross margin	35.7%	37.5%
Operating loss	($2.4)	($1.1)	($1.3)	(116%)
Net loss	($2.6)	($1.2)	($1.4)	(111%)
Diluted EPS	$(0.16)	$(0.08)	($0.08)	(90%)

The decrease in 2016 gross profit was driven by lower machine sales, with the 2015 fourth quarter margin demonstrating a more favorable mix.

Higher operating loss in the 2016 fourth quarter was impacted by lower gross profit and higher selling, general and administrative (“SG&A”) expenses. SG&A expenses increased by $0.4 million to $5.5 million primarily due to the inclusion of bad debt recoveries in 2015 that did not recur in 2016. R&D expenses of $2.1 million for the quarter were comparable with the prior year’s quarter.

Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), a non-GAAP measure, decreased to a $0.7 million loss in the 2016 fourth quarter, compared with $0.8 million in last year’s fourth quarter. ExOne management believes that, when used in conjunction with other measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), Adjusted EBITDA assists in the understanding of its financial results. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss (most directly comparable GAAP measure) to Adjusted EBITDA for the quarters and years ended December 31, 2016 and 2015.

2016 Review – Improved Operating Leverage

($ in millions, except per-share amounts)	2016	2015	Change	% Change
Gross profit	$14.2	$8.3	$5.9	70%
Gross margin	29.6%	20.7%
Operating loss	($14.4)	($25.9)	$11.6	45%
Net loss	($14.6)	($25.9)	$11.3	44%
Diluted EPS	$(0.92)	$(1.79)	$0.87	49%

Gross profit and gross margin for 2016 significantly improved compared with the prior year. 2016 was driven by higher volume, especially large, indirect machine sales, and improved efficiencies. As previously noted, 2015 included costs associated with the Company’s expanded global facilities integration as well as its European ERP system implementation.

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The ExOne Company Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

Operating loss for 2016 improved compared with 2015 due to higher gross profit and lower SG&A expenses, as well as the impact of a $4.4 million goodwill impairment charge recorded in 2015. SG&A for 2016 was $20.7 million, down $1.8 million, or 8%, compared with 2015 primarily due to reduced professional, consulting and trade show expenses resulting from cost containment initiatives. R&D expense was $7.8 million in 2016 compared with $7.3 million in 2015, with the increase reflecting project-related material costs supporting continued product enhancements.

Adjusted EBITDA improved to a $7.3 million loss in 2016, compared with a $14.6 million loss last year. ExOne management believes that, when used in conjunction with other measures prepared in accordance with GAAP, Adjusted EBITDA, a non-GAAP measure, assists in the understanding of its financial results. See the attached tables for important disclosures regarding the Company’s use of Adjusted EBITDA as well as a reconciliation of net loss to Adjusted EBITDA for the quarters and years ended December 31, 2016 and 2015.

Capitalization – Cash Usage Continues to be Stable

Unrestricted cash and cash equivalents as of December 31, 2016 were $27.8 million, down from $29.8 million at September 30, 2016 and up from $19.3 million at December 31, 2015. Cash used for operations was $2.7 million for 2016 compared with $10.7 million for 2015, with the improvement driven by better operating performance and working capital utilization. Cash capital expenditures were $1.3 million for 2016 compared with $4.9 million for 2015.

Outlook and Vision

Mr. McCarley noted, “We believe our addressable market is expanding based on ExOne’s increased equipment and material capabilities that support a higher level of adoption across our customer base and their markets.”

He concluded, “Our outlook is positive for 2017. Although we will continue to have fluctuations in quarter-to-quarter revenue and profitability comparisons, our expected annual sales growth is at least 25%, which will result in operating leverage, stable cash flow and working capital utilization, and positive Adjusted EBITDA experienced by year end. Looking beyond 2017, we believe that continuing our investment in equipment capability and material qualification, coupled with applying our enhanced commercial management and tools, ExOne can achieve long-term sustained year-over-year revenue growth rates that exceed 25% for the foreseeable future.”

Given the long sales cycle and significance of a machine’s average selling price relative to total revenue, fluctuations in machine-sale revenue vary from quarter to quarter. ExOne does not believe that such quarter-to-quarter fluctuations are necessarily indicative of larger trends.

Webcast and Conference Call

ExOne will host a conference call and live webcast on Friday, March 17 at 8:30 a.m. Eastern Time. During the conference call and webcast, management will review the financial and operating results for the 2016 fourth quarter and full year, along with ExOne’s corporate strategies and outlook. A question-and-answer session will follow. The teleconference can be accessed by calling (201) 689-8470. The webcast can be monitored on the Company’s website at www.investor.exone.com/.

A telephonic replay of the conference call will be available from 11:30 a.m. ET on the day of the teleconference through Friday, March 24, 2017. To listen to a replay of the call, dial (412) 317-6671 and enter the conference ID number 13653300, or access the webcast replay via the Company’s website, where a transcript will also be posted once available.

About ExOne

ExOne is a global provider of 3D printing machines and 3D printed and other products, materials and services to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and

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The ExOne Company Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

printing products to specification for its customers using its installed base of 3D printing machines. ExOne’s machines serve direct and indirect applications. Direct printing produces a component; indirect printing makes a tool to produce a component. ExOne offers pre-production collaboration and print products for customers through its network of ExOne Adoption Centers (EACs) and Production Service Centers (PSCs). ExOne also supplies the associated materials, including consumables and replacement parts, and other services, including training and technical support that is necessary for purchasers of its 3D printing machines to print products. The Company believes that its ability to print in a variety of industrial materials, as well as its industry-leading volumetric output (as measured by build box size and printing speed) uniquely position ExOne to serve the needs of industrial customers.

Safe Harbor Regarding Forward Looking Statements

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the Company’s future financial or business performance, strategies, or expectations. Forward-looking statements typically are identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” as well as similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could” and “may.”

The Company cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in the Company’s reports, the following factors, among others, could cause results to differ materially from forward-looking statements or historical performance: the Company’s ability to enhance its current three-dimensional (“3D”) printing machines and technology and develop new 3D printing machines; its ability to qualify more industrial materials in which it can print; timing and length of sales of 3D printing machines; demand for ExOne products; the Company’s ability to achieve cost savings through consolidation or exiting of certain North American operations; the impact of increases in operating expenses and expenses relating to proposed investments and alliances; the availability of skilled personnel; the impact of market conditions and other factors on the carrying value of long-lived assets; the Company’s competitive environment and its competitive position; the Company’s ability to continue as a going concern; individual customer contractual requirements; the impact of customer specific terms in machine sale agreements on the period in which the Company recognizes revenue; the impact of loss of key management; risks related to global operations including effects of foreign currency and risks related to the situation in the Ukraine and the United Kingdom’s referendum to withdraw from the European Union; demand for aerospace, automotive, heavy equipment, energy/oil/gas and other industrial products; the Company’s plans regarding increased international operations in additional international locations; the scope, nature or impact of alliances and strategic investments and the Company’s ability to integrate strategic investments; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; the effect of litigation, contingencies and warranty claims; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the impact of disruption of our manufacturing facilities, production service centers or ExOne adoption centers; the adequacy of the Company’s protection of its intellectual property; expectations regarding demand for the Company’s industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; and material weaknesses in the Company’s internal control over financial reporting.

These and other important factors, including those discussed in the Company’s Annual Report on Form 10-K, may cause its actual results of operations to differ materially from any future results of operations expressed or implied by the forward-looking statements contained herein. Before making a decision to purchase ExOne common stock, you should carefully consider all of the factors identified in its Annual Report on Form 10-K that could cause actual results to differ from these forward-looking statements.

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The ExOne Company Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

For more information, contact:

Brian Smith	Deborah K. Pawlowski / Karen L. Howard
Chief Financial Officer	Kei Advisors LLC
(724) 765-1350	(716) 843-3908 / (716) 843-3942
brian.smith@exone.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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The ExOne Company Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

The ExOne Company

Statement of Consolidated Operations

(in thousands, except per-share amounts)

(Unaudited)

	Quarter Ended December 31,		% Change	Year Ended December 31,		% Change
	2016	2015		2016	2015
Revenue
Revenue - third parties	$14,629	$16,057	(9%)	$47,713	$38,918	23%
Revenue - related parties	2	141	(99%)	75	1,435	(95%)

	14,631	16,198	(10%)	47,788	40,353	18%
Cost of sales	9,411	10,129	(7%)	33,626	32,010	5%

Gross profit	5,220	6,069	(14%)	14,162	8,343	70%

Gross margin	35.7%	37.5%		29.6%	20.7%
Research and development	2,077	2,061	1%	7,814	7,279	7%
Selling, general and administrative	5,500	5,097	8%	20,722	22,576	(8%)
Goodwill impairment	—	—		—	4,419	(100%)

	7,577	7,158	6%	28,536	34,274	(17%)

Loss from operations	(2,357)	(1,089)	(116%)	(14,374)	(25,931)	45%
Interest expense	22	65	(66%)	298	152	96%
Other expense (income) - net	165	38	334%	(141)	(45)	213%

	187	103	82%	157	107	47%

Loss before income taxes	(2,544)	(1,192)	(113%)	(14,531)	(26,038)	44%
Provision (benefit) for income taxes	24	27	(11%)	67	(173)	NM

Net loss	$(2,568)	$(1,219)	(111%)	$(14,598)	$(25,865)	44%

Net loss per common share:
Basic	$(0.16)	$(0.08)	(100%)	$(0.92)	$(1.79)	49%
Diluted	$(0.16)	$(0.08)	(100%)	$(0.92)	$(1.79)	49%
Weighted average shares outstanding (basic and diluted)	16,001	14,431		15,935	14,428

NM: Not Meaningful

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The ExOne Company Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

The ExOne Company

Consolidated Balance Sheet

(in thousands, except per-share and share amounts)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$27,825	$19,342
Accounts receivable – net	6,447	9,368
Inventories – net	15,838	19,839
Prepaid expenses and other current assets	1,489	2,912

Total current assets	51,599	51,461
Property and equipment – net	51,134	54,832
Other noncurrent assets	1,445	1,623

Total assets	$104,178	$107,916

Liabilities
Current liabilities:
Current portion of long-term debt	$132	$132
Current portion of capital leases	72	82
Accounts payable	2,036	3,231
Accrued expenses and other current liabilities	5,124	6,410
Deferred revenue and customer prepayments	7,371	7,103

Total current liabilities	14,735	16,958
Long-term debt – net of current portion	1,644	1,776
Capital leases – net of current portion	10	81
Other noncurrent liabilities	9	28

Total liabilities	16,398	18,843
Contingencies and commitments
Stockholders’ equity
Common stock, $0.01 par value, 200,000,000 shares authorized, 16,017,115 (2016) and 14,446,967 (2015) shares issued and outstanding	160	144
Additional paid-in capital	171,116	156,627
Accumulated deficit	(68,761)	(54,163)
Accumulated other comprehensive loss	(14,735)	(13,535)

Total stockholders’ equity	87,780	89,073

Total liabilities and stockholders’ equity	$104,178	$107,916

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The ExOne Company Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

The ExOne Company

Statement of Consolidated Cash Flows

(in thousands)

	Year Ended
	December 31,
	2016	2015
Operating activities
Net loss	$(14,598)	$(25,865)
Adjustments to reconcile net loss to net cash used for operations:
Depreciation and amortization	5,659	5,227
Deferred income taxes	(29)	(268)
Amortization of debt issuance costs	210	18
Equity-based compensation	1,463	1,725
Recoveries of bad debts	(327)	(254)
Loss from disposal of property and equipment	186	87
Changes in fair value of contingent consideration	—	(193)
Goodwill impairment	—	4,419
Changes in assets and liabilities, excluding effects of foreign currency translation adjustments:
Decrease in accounts receivable	3,316	4,567
Decrease (increase) in inventories	2,497	(8,021)
Decrease in prepaid expenses and other assets	1,024	685
(Decrease) increase in accounts payable	(1,281)	1,654
Decrease in accrued expenses and other liabilities	(1,211)	(823)
Increase in deferred revenue and customer prepayments	439	6,320

Net cash used for operating activities	(2,652)	(10,722)
Investing activities
Capital expenditures	(1,347)	(4,938)
Proceeds from sale of property and equipment	75	190

Net cash used for investing activities	(1,272)	(4,748)
Financing activities
Net proceeds from issuance of common stock - registered direct offering to a related party.	12,447	—
Net proceeds from issuance of common stock - at the market offerings	595	—
Payments on long-term debt	(138)	(132)
Payments on capital and financing leases	(82)	(323)
Deferred financing costs	—	(215)

Net cash provided by (used for) financing activities	12,822	(670)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(415)	(390)

Net change in cash, cash equivalents, and restricted cash	8,483	(16,530)
Cash, cash equivalents, and restricted cash at beginning of period	19,672	36,202

Cash, cash equivalents, and restriced cash at end of period	$28,155	$19,672

Supplemental disclosure of noncash investing and financing activities
Property and equipment included in accounts payable	$117	$—

Transfer of internally developed 3D printing machines from inventories to property and equipment for internal use or leasing activities	$2,829	$4,749

Transfer of internally developed 3D printing machines from property and equipment to inventories for sale	$1,737	$956

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The ExOne Company Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

The ExOne Company

Additional Information

(Unaudited)

Machine Sales by Type

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
S-Max+™	—	1	1	1
S-Max®	7	6	12	7
S-15™	—	1	2	1
S-Print®	—	2	3	2
M-Print®	—	—	—	1
M-Flex®	2	—	5	3
Innovent®	3	2	9	10
X1-Lab®	—	—	1	1

	12	12	33	26

For the year ended December 31, 2015, one M-Print and two Innovent units were sold to related parties, including one Innovent during the quarter ended December 31, 2015.

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The ExOne Company Reports 2016 Fourth Quarter and Full Year Results

March 16, 2017

The ExOne Company

Adjusted EBITDA Reconciliation

(in millions)

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net loss	$(2.6)	$(1.3)	$(14.6)	$(25.9)
Interest expense	0.0	0.1	0.3	0.2
Provision (benefit) for income taxes	0.1	0.0	0.1	(0.2)
Depreciation and amortization	1.3	1.4	5.6	5.2
Goodwill impairment	—	—	—	4.4
Equity-based compensation	0.4	0.5	1.5	1.7
Other expense (income) - net	0.1	0.1	(0.2)	(0.0)

Adjusted EBITDA	$(0.7)	$0.8	$(7.3)	$(14.6)

ExOne defines Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) as net loss (as calculated under accounting principles generally accepted in the United States (“GAAP”)) plus interest expense, provision (benefit) for income taxes, depreciation and amortization, goodwill impairment, equity-based compensation, and other expense (income) - net. Use of Adjusted EBITDA, which is a non-GAAP financial measure, as defined under the rules of the U.S. Securities and Exchange Commission, is intended as a supplemental measure of ExOne’s performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA should not be considered as an alternative to net loss or any other performance measure derived in accordance with GAAP. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by unusual or non-recurring items.

The Company believes Adjusted EBITDA is meaningful to its investors to enhance their understanding of ExOne’s financial results. Although Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs, the Company understands that it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance and to compare ExOne’s performance with the performance of other companies that report Adjusted EBITDA. ExOne’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

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